Exhibit 99.1


          Medical Staffing Network Holdings to Discuss Fourth
             Quarter and Year-End Earnings on February 24

    BOCA RATON, Fla.--(BUSINESS WIRE)--Feb. 5, 2004--Medical Staffing Network Holdings, Inc. (NYSE:MRN), a leading healthcare staffing company and the largest provider of per diem nurse staffing services, today announced that it will report its earnings for the fourth quarter and year ended December 28, 2003, after the market closes on Monday, February 23, 2004. The Company's management will host a conference call and webcast to discuss the earnings release at 11:00 a.m. Eastern time on Tuesday, February 24, 2004.
    To listen to the call, participants should dial 1-888-343-2180 approximately ten minutes prior to the start time of the call. A telephonic replay of the call may be accessed by dialing 1-800-633-8284 and entering access code 21173704. The replay will be available from 1:00 p.m. Eastern time on Tuesday, February 24, until 6:00 p.m. on Wednesday, February 25, 2004. The conference call will also be available through the Company's website at www.msnhealth.com or at www.fulldisclosure.com. A 30-day online replay will be available approximately two hours following the conclusion of the live broadcast.
    Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States. The Company also provides travel nurse staffing services and is a leading provider of allied health professionals, including radiology specialists, diagnostic imaging technicians and clinical laboratory technicians.

    CONTACT: Medical Staffing Network Holdings Inc., Boca Raton
             Robert J. Adamson, 561-322-1303